Press Release #201623	FOR IMMEDIATE RELEASE	October 7, 2016

Enertopia Nevada Lithium Property Payments

Vancouver, BC—Enertopia Corporation (ENRT-OTCQB) (TOP-CSE) (the "Company" or "Enertopia") is excited to announce it has accelerated the November 12 property option payments.

The Company is pleased to announce that it has issued 175,000 shares and $5,000 to satisfy the November 12, 2016 property option payment of $12,000 that was to have been paid in cash to the property vendor.

The Central Nevada Lithium Brine Project covers three basins with elevated surface Lithium (Li) samples that were reported in a 1976 USGS report (Lithium in sediments and rocks in Nevada, 1976, Bohanan and Meier, U.S. Geological Survey). All three basins exhibit six key exploration metrics for the ability to host an enriched Lithium brine deposit:

1)	Each project features a gravity low indicating deep basins for brine accumulation
2)	Lithium Bearing Source rocks
3)	Projects located in (or adjacent to) geothermal clusters providing heat source for cycling brine fluids
4)	Projects within (or adjacent to) major Tertiary calderas providing potentially enriched Lithium Ash deposits

For further information please see the August 2, 2016 press release. The near surface sampling analysis confirmed the geological model of lithium being eroded from the nearby tertiary age mountains and being deposited into the basin continues to this day. This confirms these basins are excellent candidates for sourcing potential enriched lithium brines at depth.

For further information on the Central Nevada Lithium Brine Project please visit www.enertopia.com/lithium-project/

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia Corp:
Enertopia is exploring a portfolio of three prospective lithium projects in Nevada, and concurrently working with water purification technology that is believed to be able to recover Lithium from brine solutions.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of placer mining projects, lithium brine recovery and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements include: (i) While doing our due diligence it became apparent that several other closed basins were good exploration candidates with the potential to host brine deposits that, to our knowledge, have never been drilled for lithium.; (ii) The claim blocks in each basin are situated over the basin lows and should be situated above any potential Lithium brine deposit.; (iii) The Company looks forward to the exploration and drilling phase on the Central Nevada Lithium Brine Project and providing project updates on a continuous basis as exploration unfolds. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of placer mining claims covering 2,560 acres provides no assurance that any particular project will have any material effect on the Company.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.